UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2015

First Horizon National Corporation

(Exact name of registrant as specified in its charter)

TN (State or other Jurisdiction of Incorporation)	001-15185 (Commission File Number)	62-0803242 (IRS Employer Identification Number)

165 Madison Avenue Memphis, TN (Address of Principal Executive Offices)		38103 (Zip Code)

Registrant’s telephone number, including area code: (901) 523-4444

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 23, 2015, First Horizon National Corporation (“FHN”) was advised that a FINRA arbitration panel had reached a decision which FHN has not received, but would receive shortly. In that arbitration, plaintiffs, led by First United Bank & Trust (collectively, “First United”), allege that FHN’s subsidiary, FTN Financial Securities Corp. (“FTN”), is liable under various theories, such as fraud, breach of fiduciary duty, breach of contract, and violation of rules concerning suitability and other regulatory standards, relating to First United’s purchase of PreTSL securities from FTN. First United currently is seeking damages of at least $46.5 million, and punitive damages. Based on discussions with counsel following completion of the proceedings, FHN currently estimates a range of reasonably possible loss for this matter between zero and approximately $11.5 million. FHN has not established a liability or reserve for this arbitration in its financial statements. FHN's estimate of the range of reasonably possible losses for this arbitration at June 30, 2015, was included in the estimated reasonably possible loss range of zero to approximately $75 million disclosed in FHN's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. This matter is unrelated to the home mortgage businesses which FHN sold in 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

By:	/s/ William C. Losch III
Name:	William C. Losch III
Title:	Executive Vice President and Chief Financial Officer

Date: October 26, 2015